      EMPLOYMENT AGREEMENT

      THIS  EMPLOYMENT  AGREEMENT,  made  as of this  8th day of  December,
2000, by and between:

      NISCO  SYSTEMS,  INC., a Delaware  corporation  having its  executive office at 1665 Lakes  Parkway,  Suite  110,  Lawrenceville,  Georgia  30043
(hereinafter referred to as "NISCO")

                                    AND

      ANTHONY J. DEBELLA,  an adult individual residing at 2645 The Terrace
Way, Dacula, Georgia 30019 (hereinafter "DEBELLA")

      WITNESSETH THAT:

      WHEREAS,  DEBELLA  is a  founder  of NISCO and has been  employed  by
NISCO since its organization  pursuant to various oral  agreements,  and in anticipation  of  becoming  a  publicly-traded  company  which  desires  to protect the  interests  of the  shareholders  by  providing  for  executive continuity,  the parties desire to replace those oral employment agreements with a written employment  agreement so as to assure potential investors of the  continuity  of his  employment  and NISCO's  continuing  access to his experience,  background,  know-how and contacts  which will  continue to be useful and helpful to NISCO in its business;

      WHEREAS,  the parties have agreed upon the terms of such  employment, based upon the  preceding  oral  agreements,  and desire a written,  formal contract to evidence their agreements;

      NOW,  THEREFORE,  in consideration of the mutual promises,  covenants and forbearances  contained herein,  and intending to be legally bound, the parties have agreed as follows:

      1.    EMPLOYMENT.  For  the  term  provided  in  Paragraph  2,  NISCO hereby employs DEBELLA,  and DEBELLA hereby accepts that  employment,  upon the terms and conditions hereinafter set forth.

      2.  TERM.
      (a)  This Agreement shall become effective as of January 1, 2001.

      (b) This  Agreement,  subject to the  provisions of Paragraphs 16 and
17  below,  shall  continue  and  exist  for an  initial  period  from such effective date for a period of thirty-six months,  i.e., until December 31,
2003 (initial term).

      (c) If, at  September  30,  2003,  neither  party is then in  default under this  Agreement,  NISCO may request that EMPLOYEE agree to extend the term  of  this  Agreement  for an  additional  one (1)  year  period.  Such request shall be transmitted by NISCO to DEBELLA,  in writing, on or before three (3) months prior to the  expiration  date of the initial term, of its intention to so extend the  Agreement.  DEBELLA shall accept or reject such requested  extension  within  thirty  (30) days  after  receipt  of NISCO's request;  if DEBELLA shall not respond within such thirty days, the request shall be deemed  denied.  If NISCO  shall not give  notice of its desire to renew this  Agreement on or before the three months prior to the expiration date of the initial term, this Agreement shall terminate as provided.

      (d)  This  Agreement  shall  be  subject  to a  further  one (1) year extension under the procedure  provided in subparagraph  (c), provided that at September 30 of the then existing  extension  year neither party is then in default under this Agreement.

      (e)  Notwithstanding  the  foregoing,  the term of this  Agreement is
otherwise  subject  to  the  various   termination   provisions   contained
hereafter.

      3.    COMPENSATION-BASE.  (a) For all  services  rendered  under this
Agreement, DEBELLA shall be paid, as base compensation,  such annual salary as shall be  determined  by NISCO's  Board of Directors  from time to time, but in no  event  shall  such  compensation  be at a rate of less  than One
Hundred   Fifty   Thousand   Dollars   ($150,000)   per  year.   Such  base
compensation  shall  be  subject  to  a  Cost-of-Living  Adjustment  (COLA)
annually based upon the percentage  increase in the  Cost-of-Living  Index,
All  Commodities,  for the Atlanta,  Georgia area (if available,  otherwise the  New  York  City  area).  The  COLA  determination  shall  be  made  by comparing  the Index at the last day of each year of this  Agreement to the
Index on the effective  date of this Agreement  (January 1, 2001),  and any increase  shall be  effective as of the first day of the  succeeding  year.
Such base compensation is to be payable in equal  installments at intervals no longer than  semi-monthly.  Such base compensation  shall be in addition to such  incentive  compensation,  fringe  benefits and bonuses as provided elsewhere herein.

(b) At the end of each  calendar  year,  NISCO's  Board of Directors  shall review  the  performance  of  DEBELLA  for such year and,  based  upon such evaluation,  establish  any  increase in the base  compensation  payable to
DEBELLA for the succeeding  calendar year, as adjusted by subparagraph  (a)
above.  NISCO shall not be obligated to provide any increase,  in excess of the  increase  in  the  Cost-of-Living  Index,  All  Commodities,  for  the
Atlanta,  Georgia  area (if  available,  otherwise  the New York City area)
during the prior calendar year.

      4.    COMPENSATION-INCENTIVE.  (a) The  base  compensation  for  each year of this Agreement,  including any extensions to this Agreement,  shall be subject to a  retroactive  increase,  based upon an  earnings  per share formula  (earnings of NISCO divided by actual common shares of NISCO issued and  outstanding  at  December 31 of each year,  and not fully  diluted) as follows:
      Profits Per             Increase as a
      Common Share            Percent of Base Compensation
      $.00 - $.10                 5%
      $.11 - $.20                10%
      $.21 - $.30                20%
      $.31 - $.40                30%
      $.41 - $.50                40%
      $.51 - $.60                50%
      $.61 - $.70                70%
      $.71 - $.80                90%
      $.81 - $.90               110%
      $.91 - $1.00                    130%
      over   $1.00                    150%

This retroactive  increase, if any should occur, is not a bonus but a merit adjustment to the base  compensation.  The calculation  shall be made based upon the annual audit of NISCO's financial  statements and shall be paid in equal  amounts  for the  balance of the then  current  year on the  regular paydays,  commencing with the first payday following  release of the audit.
Any  retroactive  increase  shall  not  affect  the base  compensation  for subsequent  calculations.  It  is a  separate  adjustment  from  any  other adjustment under any other plan.

(b) The  increase in  compensation  shall be payable in the year  following the year for which the  calculation  is made, but shall be deemed earned by
DEBELLA'ss  efforts  during the prior year.  Such increase  shall be vested as of  December  31 of the year for which the  calculation  is being  made, regardless of the completion of this Agreement.  Accordingly,  for example, payment  thereof shall be made following the  termination of this Agreement whether or not NISCO  extends  DEBELLA'ss  employment  for that  succeeding year during  which the payments  are made.  Payment  shall be made over the balance of the payroll dates of such payment year.

      5.    COMPENSATION-FRINGE  BENEFITS.  DEBELLA  shall receive at least the following additional benefits,  which may be extended or increased, but not reduced, by NISCO:

(a)  Vacation - DEBELLA  shall be  entitled  to paid  vacation of three (3)
weeks  during the first  three  years of the  initial  term and of four (4)
weeks during the last two years of the initial term and any extension  year of this  Agreement.  Unused  vacation time may be accumulated  from year to year if unused,  and used in a subsequent  year in addition to the vacation time provided in such year;  however,  DEBELLA shall not be compensated for any unused vacation time at the end of the term of this Agreement.

(b) Medical  Insurance - DEBELLA  shall  receive  such  medical,  surgical, dental  and/or  hospitalization  insurance as NISCO shall  provide to other officers/employees,  it being understood that NISCO expects to periodically review its  personnel  policies,  including the medical,  surgical,  dental and/or  hospitalization  insurance which it will provide, and the terms and conditions of providing such  insurance.  DEBELLA shall receive,  from time
to  time,   the   most   favorable   medical,   surgical,   dental   and/or
hospitalization insurance offered to any of NISCO's officers/employees.

(c) Other -  DEBELLA  shall  receive  such  other  fringe  benefits  as are available to any other  officers/employees/consultants.  Nothing  contained in this Agreement  shall be in lieu of any rights,  benefits and privileges to which  DEBELLA may be entitled  under any 401(k),  retirement,  pension, profit-sharing,  insurance, ESOT/ESOP, hospitalization,  medical, surgical, dental,  legal or other  plans  which  may now be in  effect  or which  may hereafter  be adopted,  either by NISCO or any  subsidiary  or affiliate of
NISCO.  DEBELLA shall have the same rights and  privileges  to  participate in such  plans and  benefits  as any other  employee  during  his period of employment  and  DEBELLA  shall be entitled  to  participate  on a at least parity with executives of equal rank.

      6.    COMPENSATION-BONUS.  After  the  end  of  each  calendar  year,
NISCO's Board of Directors  shall determine the net profits before taxes of
NISCO  for such  prior  year and  shall  determine  any bonus for such year payable to  DEBELLA.  NISCO  shall not be  obligated  to provide any bonus.
Any bonus awarded  shall be paid at such time or times,  in such amounts or installments, as NISCO's Board of Directors may determine.

      7.    COMPENSATION-DEFERRED.  (a)  NISCO  desires  to  recognize  the contributions  of  DEBELLA  from the date of  incorporation  to the date of this  Agreement,  particularly  the performance of services at little or no
compensation  during  the  formative  years.  Accordingly,   the  following
deferred  benefits  have  been  granted  in  consideration  of  such  prior services  and  are not  dependent  upon  completion  of the  terms  of this
Agreement.

(b)  Following  termination  of  DEBELLA's  employment  hereunder,  whether early or upon completion of the term hereof,  and whether early termination is for cause,  without  cause,  or for reasons of  disability,  NISCO shall provide DEBELLA with the following benefits:

      (i) NISCO,  at NISCO's cost and  expense,  shall  continue  DEBELLA's medical,  surgical, dental and hospitalization insurance coverage, as in effect on the date of  termination,  for a period of two (2) years following the date of termination.  Thereafter,  DEBELLA  shall  have the option to continue such insurance coverage at his expense.

      and

      (ii) if,  during the term of  DEBELLA's  employment  NISCO shall have obtained  insurance on DEBELLA's life for a specific business purpose
      (e.g.,  collateralization  of  institutional  financing  or  key  man replacement  insurance) and such insurance  shall no longer be needed for that purpose (e.g., upon repayment of the loan  collateralized or upon  termination  of  DEBELLA's  position as a key  employee),  then
      NISCO,  at its cost and expense,  shall  continue  such  insurance in force for the benefit of one or more  beneficiaries  designated  from time  to  time  by  DEBELLA,  for a  period  of up to two  (2)  years following  the date of  termination.  It is the intent of the parties that this  provision  shall apply to any  insurance  obtained  during
      DEBELLA's  employment,  even where the need for such insurance  shall
      be  obviated  because  of  or  following   termination  of  DEBELLA's
      employment.  In such event the period of continued  coverage would be from the date the insurance  need is obviated to a date two (2) years from the date of  termination  of DEBELLA's  employment.  Thereafter,
      DEBELLA shall have the option to continue such insurance  coverage at his expense.

      8.    DUTIES.   (a)  DEBELLA  is  engaged  as  the  Chief   Executive
Officer of NISCO.  DEBELLA shall  perform all usual and customary  services as such an  executive,  including  but not  limited  to those  set forth on
Exhibit A, attached  hereto and made a part hereof.  DEBELLA's  performance shall be subject to the  supervision  of NISCO'S  Board of  Directors.  The precise  job  description  and the  specific  services  to be  rendered  by
DEBELLA may be defined,  interpreted,  curtailed, or extended, from time to time, by  determination  of NISCO' Board of Directors,  provided,  however,
that  any  definition,   interpretation,   curtailment,   or  extension  is
consistent with the status of, and/or educational  experience required for,
the   responsibilities   for  which  DEBELLA  has  been  initially  engaged
hereunder.  It is the  intent  of this  provision  to  provide  NISCO  with flexibility  in  assigning  responsibilities  to DEBELLA  and/or  promoting
DEBELLA,  and this provision  shall not be used to  discipline,  embarrass, humiliate or harass DEBELLA.

(b) In  addition,  DEBELLA  agrees to serve as a director  of NISCO so long as so elected by NISCO's shareholders.

      9.    EXTENT  AND  PLACE  OF  SERVICES.   DEBELLA  agrees  that  this
employment  constitutes  his primary  employment and  understands  that his primary loyalty and responsibility is to NISCO. Accordingly,  DEBELLA shall devote such adequate,  reasonable, and proper time, attention, and energies to the  business of NISCO as shall be  necessary  or  consistent  with such understanding  and DEBELLA shall not,  during the term of this Agreement be engaged  in any  other  business  activity  (whether  or not such  business activity is pursued for gain, profit, or other pecuniary advantage),  which conflicts with DEBELLA's  employment  responsibilities  hereunder,  without prior,  written  authorization  of  NISCO's  Board  of  Directors.  (It  is expressly  agreed that  DEBELLA's  participation  in the  management of the
European/African/Asian  operations,  and his direct  compensation from such entities  for  such  services  is an  approved  and  authorized  activity.)
However,  nothing contained herein shall be construed as preventing DEBELLA from  investing  his assets in such form or manner as DEBELLA  may  select, whether or not such  investment will require any services on DEBELLA's part in the operation of the affairs of the companies in which such  investments are made.

      10.   WORKING  FACILITIES.  DEBELLA  shall be  furnished,  at NISCO's expense,  with all necessary working facilities,  including but not limited
to  an  equipped   office,   executive   assistant,   clerical   help,  and
telephone/facsimile/copying   services,   suitable  to  his   position  and
adequate for the performance of his duties.

      11.   EXPENSES.  DEBELLA  is not  authorized  to  incur  expenses  on behalf of, or chargeable  to, NISCO,  with respect to his business  travel, including transportation,  lodging, food, entertainment, etc. except within such  guidelines  as may be  established  from  time  to  time  by  NISCO's
Management.  NISCO shall reimburse  DEBELLA for authorized  expenses within such  guidelines  upon  presentation  by DEBELLA,  from time to time, of an itemized  account of such  expenditures  in such form as NISCO may require, together  with  receipts  or other  proofs  of the  expenditures  as may be required.

      12.   NON-DISCLOSURE  OF  INFORMATION.  (a)  DEBELLA  recognizes  and acknowledges  that,  during  the  course of his  employment,  she will have access to valuable  "Proprietary  Information"  as defined in  subparagraph
(b) below,  including,  but not limited to Inventions,  Work Product and/or
Trade Secrets,  contractual arrangements and compensation arrangements with
suppliers,   manufacturers,   sub-contractors   and   customers  of  NISCO;
compensation  arrangements  with  sub-contractors,   vendors,  and  outside
personnel;  costing, pricing and bidding methods,  procedures, and amounts;
management and operating  procedures and software;  management  information systems,  etc.;  marketing  plans  and  strategy;  personnel  policies  and contractual arrangements,  including job assignments and compensation;  and that such  information  constitutes  unique assets of the business of NISCO and of which  NISCO is the sole and  exclusive  owner.  DEBELLA  will treat such Proprietary  Information on a confidential  basis and will not, during or after his  employment,  personally  use or disclose all, or any part of,
such   Proprietary   Information   to  any   person,   firm,   corporation,
association,  agency,  or other entity  except as properly  required in the conduct of the  business of NISCO,  or except as  authorized  in writing by
NISCO,  publish,  disclose or authorize anyone else to publish or disclose, any Proprietary  Information of NISCO with which  DEBELLA's  service may in any  way  acquaint  DEBELLA.  DEBELLA  shall  surrender  possession  of all
Proprietary  Information,  including especially all Trade Secrets, to NISCO upon any suspension or termination of DEBELLA's  employment  with NISCO. In the event of a breach, or threatened breach, by DEBELLA,  of the provisions of this Paragraph, NISCO shall be entitled to a preliminary,  temporary and permanent  injunction  restraining  DEBELLA from  disclosing in whole or in part, any such Proprietary  Information  and/or from rendering any services to any person, firm, corporation,  association,  agency, or other entity to whom  such  information,  in  whole or in part,  has been  disclosed  or is
threatened  to  be  disclosed.   Furthermore,   nothing   herein  shall  be
construed as prohibiting  NISCO from pursuing any other  equitable or legal remedies  available to it for such breach or threatened  breach,  including the recovery of damages from DEBELLA.

(b) For  purposes  hereof,  "Proprietary  Information"  shall  not  include information  which  (i) is  publicly  available  from a source  other  than
DEBELLA  or can be  lawfully  obtained  from a third  party or  parties  in lawful  possession  thereof,  or (ii) is  publicly  release  in  writing by
NISCO,  or (iii) is required to be disclosed  pursuant to the  authority of any court or public agency.

(c) Nothing  contained  herein shall  prohibit  DEBELLA from  continuing to use information  known to DEBELLA prior to the execution of this Agreement;
however,  DEBELLA shall not publish or disclose any such information  which as a result of DEBELLA's  services  hereunder shall have become Proprietary
Information of NISCO.

(d) The parties  recognize that the  Proprietary  Information of NISCO most probably  derives from the services of DEBELLA.  Nothing  contained  herein shall  prohibit  DEBELLA from  continuing to use  information  developed by
DEBELLA during the term of this Agreement,  provided that such  information is not used by DEBELLA for  competitive  purposes;  however,  DEBELLA shall not  publish  or  disclose  any  such  information  which  as a  result  of
DEBELLA's services  hereunder shall have become Proprietary  Information of
NISCO.

      13.   RESTRICTIVE  COVENANT.  (a) During  the term of this  Agreement and for a period of  twelve  (12)  months  after  the  termination/of  this
Agreement and any extension  thereof,  DEBELLA will not,  within the United
States or any  other  area of the  world in which  NISCO is then  operating
(including the  European/African/Asian  operations  entities),  directly or indirectly,  compete with, own, manage,  operate,  control, be employed by, consult for,  participate in, perform  services for, or be connected in any manner  with  the  ownership,  management,  operation  or  control  of  any
business  engaged  in  (i)  the  design,  specification,   integration  and
installation  of high speed  voice and data  communications  infrastructure and/or  (ii)  the sale of  private  labeled  communications  infrastructure products.  Nothing  contained  herein  shall  prohibit  DEBELLA,  following termination of this Agreement, from engaging in the management,  operation, control,  employment by, consultation for, participation in, performance of services for, or connection with a voice and data  communications  business which is not in  competition  with the  specific  services  and products of
NISCO.
(b)  DEBELLA  agrees  that the  "time",  "geographic  area",  and "Scope of
Business"  provisions  of this  restrictive  covenant  are  reasonable  and
proper  and  have  been   negotiated  in  connection  with  his  employment
hereunder.

(c) NISCO and DEBELLA  agree,  that if any court of competent  jurisdiction shall, for any reason,  conclude that any portion of this covenant shall be too restrictive,  the court shall determine and apply lesser  restrictions, it being the intent of the  parties  that some such  restrictions  shall be applicable for the protection of NISCO and its shareholders.

      14.  OWNERSHIP OF WORK  PERFORMED.  DEBELLA hereby grants,  bargains, sells, conveys,  transfers and delivers and agrees to grant, bargain, sell, convey, transfer and deliver,  without further consideration other than the base compensation  provided above, to NISCO, all right,  title and interest in and to all work performed,  all work product,  all work in process,  all programs and all underlying  programs  (including but not limited to Basic,
Fortran,  HTML, C++,  Visual Basic,  and any and all other codes and source codes)  and  documentation  for  same  which  shall  be  and/or  have  been performed by him.  DEBELLA hereby  acknowledges  that NISCO is and shall be entitled to secure any and all patents,  copyrights,  and  trademarks  with respect to all of such work,  work  product,  programs,  etc.  and  DEBELLA covenants,  warrants and represents that she shall execute all assignments, documents, filings,  acknowledgments and other papers which may be required to assure,  establish,  confirm,  and document  NISCO's sole and  exclusive ownership to all of such  (including  Basic,  Fortran,  HTML,  C++,  Visual
Basic, and any and all other codes and source codes) and  documentation for same and the Work Product.  "Work  Product"  shall mean all  documentation, software,  programs,  systems, source codes, Hardware Signatures,  know-how and  information  created,  in whole  or in part,  by  DEBELLA  during  the performance  of his  services  hereunder  whether or not  copyrightable  or otherwise  protectable.  DEBELLA,  for himself, his successors and assigns, covenants  and  agrees  with  NISCO  to  warrant  and  defend  title to the property  hereby sold to NISCO,  its successors and assigns against all and every person and persons whomsoever.

      15.   NONSOLICITATION  COVENANT.  (a) For a  period  of  twelve  (12)
months after the  termination  of this  Agreement  (including any extension thereof) DEBELLA shall not, solicit,  directly or indirectly, by any means, any of the  clients,  customers,  accounts,  employees or "leads" of NISCO, determined as of the date of the termination of this Agreement.

(b) NISCO and DEBELLA  agree,  that if any court of competent  jurisdiction shall,  for any reason  conclude that any portion of this covenant shall be too restrictive,  the court shall determine and apply lesser  restrictions, it being the intent of the  parties  that some such  restrictions  shall be applicable for the protection of NISCO and its shareholders.

      16.  OWNERSHIP OF INVENTIONS  AND  DEVELOPMENTS.  (a) For purposes of this Agreement, the following definitions shall apply:
      (i) "Inventions" shall mean:
            (A)   All   inventions,   improvements,    modifications,   and
enhancements,  whether or not patentable,  made by DEBELLA during DEBELLA's employment by NISCO; and
            (B)   All   inventions,    improvements,    modifications   and
enhancements  made by DEBELLA,  during a period of six (6) months after any suspension or termination of DEBELLA's  employment by NISCO,  which relate, directly or indirectly, to the products and/or services of NISCO.
      (ii)  "Work   Product"  shall  mean  all   documentation,   software,
programs,   systems,  source  codes,  Hardware  Signatures,   know-how  and
information  created,  in whole or in part,  by  DEBELLA  during  DEBELLA's
employment   by  NISCO,   whether  or  not   copyrightable   or   otherwise
protectable, excluding Inventions.
      (iii) "Trade  Secrets" shall mean all  documentation,  software,  and information  relating to the  functionality of the products of NISCO or any plans  therefor,  or  relating  to the  business  of a third party or plans therefor  that are  disclosed  to NISCO,  which NISCO does not  disclose to third parties without restrictions on use or further disclosure.

(b)  DEBELLA  shall  promptly  disclose  to NISCO all  Inventions  and keep accurate  records  relating to the  conception and reduction to practice of all  Inventions.  Such records shall be the sole and exclusive  property of
NISCO,  and DEBELLA  shall  surrender  possession  of such records to NISCO upon any suspension or termination of DEBELLA's employment with NISCO.

(c) DEBELLA  hereby  assigns to NISCO,  without  further  consideration  to
DEBELLA,  the entire right title and interest in and to the  Inventions and
Work  Product  and in  and  to all  proprietary  rights  therein  or  based thereon.  DEBELLA  agrees  that the Work  Product  shall be  deemed to be a
"work made for hire".  DEBELLA shall execute all such  assignments,  oaths, declarations  and other documents as may be prepared by NISCO to effect the foregoing.

(d) DEBELLA shall provide NISCO with all  information,  documentation,  and
assistance   NISCO  may  request  to  perfect,   enforce,   or  defend  the
proprietary  rights in or based on the  Inventions,  Work  Product or Trade
Secrets.  NISCO, in its sole  discretion,  shall determine the exact extent of the  proprietary  rights,  if any,  to be  protected  in or based on the
Inventions  and Work  Product.  All  such  information,  documentation  and assistance  shall be  provided at no  additional  expense or cost to NISCO, except for out-of-pocket expenses which DEBELLA incurs at NISCO's request.

      17.   DISABILITY.  (a) NISCO desires to recognize  the  contributions of  DEBELLA  during  the  period  from  incorporation  to the  date of this
Agreement.  Accordingly,  if DEBELLA is unable to perform  his  services by reason of illness  or  incapacity  for a period of up to three (3)  months,
NISCO shall  continue  DEBELLA full  compensation.  If DEBELLA is unable to perform his services  after such three (3) months,  NISCO shall continue to compensate  DEBELLA for an  additional  period of three (3) months but such compensation  may,  at the option of NISCO,  be  reduced  by fifty  percent
(50%).  If such illness or  incapacity  shall  continue for a period of six
(6)  months,  payment  of  compensation  thereafter  may,  at the option of
NISCO, be stopped  altogether.  The full  compensation  shall be reinstated
upon  DEBELLA's  return to service  and the  discharge  of his full  duties hereunder,  provided  that such return to service is within nine (9) months
of  the   commencement  of  the  illness  or  disability.   Notwithstanding
anything herein to the contrary,  NISCO may, at its option,  terminate this
Agreement at any time after  DEBELLA  shall be absent from his  employment, for whatever cause,  for a continuous  period of more than nine (9) months, and all  obligations  of NISCO  hereunder,  other than  Paragraph  7, shall cease upon any such  termination;  Paragraph  7 shall  remain in full force and effect.

(b)  NISCO  may  elect  to  continue  the  payment  of  full   compensation
notwithstanding  the  foregoing.   Such  payments  shall  be  in  the  sole
discretion  of NISCO,  may be  discontinued  at any time,  and if initiated shall not thereby become a duty or requirement.

      18.  TERMINATION  OF  EMPLOYMENT.  (a) NISCO can terminate  DEBELLA's employment  at any time for good  cause.  Without  intending  to limit  the definition of good cause hereby, good cause will include:
      (1)   DEBELLA's death;
      (2)   the occurrence of one of the following events:
            (i)  DEBELLA  is  convicted  of a  felony  or  any  crime
      involving  moral  turpitude or unethical  conduct  which in the good  faith  opinion  of NISCO  could  impair  his  ability  to perform his duties,  including the  representation  of NISCO to the public market; or
            (ii)  DEBELLA  commits an act,  or fails to take  action,
      in bad faith and to the detriment of NISCO, or
            (iii) The good faith  decision of the Board of  Directors  that
      DEBELLA is not managing  NISCO and  directing its affairs in a manner consistent with its then current business,  revenues, and competitive conditions  to the extent that  DeBella's  actions  constitute  gross negligence.

(b)   The  termination  of  DEBELLA's   services  shall  not  constitute  a
termination of the restrictive  obligations and duties under Paragraphs 12,
13, 14, 15 and 16.

(c)   In the event of the bankruptcy (Chapter 7),  reorganization  (Chapter
11) or other  termination of the business of NISCO,  or the  termination of this Agreement under  sub-paragraph  (a)(2)(iii)  above,  the provisions of
Paragraph  13 shall  continue in full force and effect only so long as full base compensation by NISCO shall continue.

      19.   ARBITRATION.  Any  controversy  or  claim  arising  out of,  or relating  to this  Agreement,  or the breach  thereof,  shall be settled by
arbitration  in  Atlanta,   Georgia  in  accordance  with  the  rules  then
pertaining of the American Arbitration Association,  but with all rights of discovery  provided by the Georgia Rules of Civil  Procedure,  and judgment upon the award  rendered  may be entered in any court  having  jurisdiction thereof.  Cost of the  arbitration  shall be borne by NISCO,  regardless of who  initiates  the  proceeding.  The  losing  party  shall  reimburse  the reasonable attorney's fees of the prevailing party.

      20.   WAIVER OF  BREACH.  The  waiver by either  party of a breach of any provision of this  Agreement by the other party shall not operate or be construed as a waiver of any  subsequent  breach by such other  party.  The failure  of a party  to  exercise  any  rights  or  privileges  under  this
Agreement  shall not be deemed  to be a waiver  or  extinguishment  of such rights or privileges, all of which shall continue to be exercisable.

      21.   BENEFIT.  The  rights  and  obligations  of  NISCO  under  this
Agreement  shall inure to the benefit  of, and shall be binding  upon,  its successors  and assigns.  The  protection of Paragraphs  12, 13, 14, 15 and
16 shall inure to the benefit of NISCO and any successors and assigns.  The rights and  obligations of DEBELLA under this Agreement  shall inure to the
benefit  of,  and  shall  be  binding  upon,  his  heirs,   administrators,
executors, successors and assigns.

      22.   NOTICES.  Any notice  required or  permitted  to be given under this Agreement shall be sufficient if in writing,  and if either personally delivered  or sent by  certified  mail,  to his  residence  in the  case of
DEBELLA, or to its principal office in the case of NISCO.

      23.   LIFE  INSURANCE.  NISCO and/or one or more of its  subsidiaries may, in its  discretion at any time after the execution of this  Agreement, apply for and procure,  as owner and for its own benefit,  insurance on the life of  DEBELLA,  in such  amounts  and in such forms as NISCO may choose.
NISCO shall not be required to give DEBELLA any interest  whatsoever in any such  policy or  policies,  (although  nothing  contained  herein  shall be deemed to prohibit any such  arrangement) but DEBELLA shall, at the request of  NISCO,  subject  himself  to  such  medical  examination,  supply  such information,  and execute such information releases and documents as may be required by the  insurance  company or  companies to whom NISCO has applied for such insurance.

      24.   ENTIRE   AGREEMENT.   This   instrument   contains  the  entire
agreement  of the parties and may be modified  only by agreement in writing signed  by the  party  against  whom  enforcement  of any  waiver,  change, modification, extension or discharge is sought.

      25.   APPLICABLE  LAW.  This  Agreement  shall  be  governed  for all purposes  by the laws of the State of  Georgia.  If any  provision  of this
Agreement is declared  void,  such  provision  shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

      26.  COUNTERPARTS.  This  Agreement  may be  executed  in two or more counterparts,  including facsimile counterparts,  any one of which shall be deemed to be an original.

      IN WITNESS  WHEREOF,  the  parties  hereto,  intending  to be legally bound,  have  hereunto  set  their  hands  and seals as of the day and year herein above written.

                                    NISCO SYSTEMS, INC.

ATTEST:

                                    By:
     President

Secretary

WITNESS:                            DEBELLA:

ANTHONY J. DEBELLA